UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12
Eddie Bauer Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On December 27, 2006, Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) (the “Company”) issued the press release below announcing, among other things, that on December 26, 2006 it commenced mailing its definitive proxy statement to stockholders for approval of its proposed sale to Eddie B Holding Corp., a company owned by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital, for $9.25 in cash per share, and that the Company has scheduled a special meeting of stockholders for January 25, 2007 to consider and vote on the proposed Merger Agreement previously announced on November 13, 2006.

EDDIE BAUER COMMENCES MAILING OF DEFINITIVE PROXY STATEMENT
TO STOCKHOLDERS FOR APPROVAL OF PROPOSED SALE TO AFFILIATE OF
SUN CAPITAL PARTNERS AND GOLDEN GATE CAPITAL
—Special Meeting of Stockholders to Be Held on January 25, 2007—
Redmond, WA, December 27, 2006 — Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) today announced that on December 26, 2006 it commenced mailing its definitive proxy statement to stockholders for approval of its proposed sale to Eddie B Holding Corp., a company owned by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital, for $9.25 in cash per share. The Company has scheduled a special meeting of stockholders for January 25, 2007 to consider and vote on the proposed Merger Agreement previously announced on November 13, 2006. Stockholders of record of the Company as of December 21, 2006 will be entitled to vote on the transaction.
The Company’s Board of Directors has unanimously determined that the Merger Agreement is advisable and in the best interests of Eddie Bauer’s stockholders and recommends stockholders vote “FOR” adoption of the Merger Agreement.
Prior to reaching its decision, the Board of Directors conducted a comprehensive, deliberative and open process of evaluating the alternatives available to Eddie Bauer to maximize stockholder value, including, among other things, the advisability of remaining independent and attempting to implement a turnaround of the business. Based on its analysis, the Board of Directors concluded that the proposed sale represents the best opportunity to maximize value for Eddie Bauer stockholders. In addition, the proposed all-cash consideration provides stockholders with fair and certain value as well as an immediate cash return. Both Goldman, Sachs & Co. and William Blair & Company L.L.C. issued separate opinions that the proposed purchase price is fair to Eddie Bauer stockholders from a financial point of view.
Stockholders with questions regarding the solicitation may contact our proxy solicitor Innisfree M&A Incorporated at (888) 750-5834.
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at approximately 380 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com and www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.
SAFE HARBOR STATEMENTS
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this press release are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this press release are not guarantees of future events, and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including our inability to hire, retain and train key personnel; delays in enhancement of our disclosure controls and procedures; our inability to revitalize Eddie Bauer as a premium quality brand; changes in general economic conditions, consumer confidence and consumer spending patterns; risks associated with legal and regulatory matters; risks associated with rising energy costs; risks associated with reliance on information technology; challenges as a result of our involvement in our former parents bankruptcy process; the diversion of management’s attention from operations while establishing post-emergence infrastructure and evaluating strategic alternatives; our inability to improve profitability of our retail stores, catalogs and website operations; our inability to source our requirements from our current sourcing agents; a significant disruption in our back-end operations; the inability of our joint venture partners to operate our joint ventures effectively; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; our inability to use our net operating losses to reduce taxes; our ability to obtain stockholder approval for the proposed transaction; limitations on our ability to take actions pursuant to the merger agreement; employee attrition or distraction resulting from the proposed transaction; loss of vendors due to uncertainty surrounding the proposed transaction; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. Except as required by law, we undertake no obligation to update any of these forward-looking statements.
In connection with the proposed merger and related transactions, Eddie Bauer has filed a definitive proxy statement with the Securities and Exchange Commission. Eddie Bauer stockholders are urged to read the definitive proxy statement carefully, because it contains important information. Stockholders are able to obtain a copy of the proxy statement and other documents containing information about Eddie Bauer, free of charge, at the SEC’s web site at www.sec.gov. In addition, copies of the proxy statement are available free of charge on the investor relations portion of the Eddie Bauer website at www.eddiebauer.com, and may also be obtained by writing Eddie Bauer Holdings, Inc.’s investor relations department, at 15010 NE 36th Street, Redmond, WA 98052, or by calling Innisfree M&A Incorporated at (888) 750-5834.
Eddie Bauer and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Eddie Bauer’s stockholders in respect of the proposed transaction. Information regarding Eddie Bauer’s directors and executive officers and their ownership of Eddie Bauer securities is set forth in the definitive proxy statement. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.
Contacts:
For Eddie Bauer Holdings:
Wendi Kopsick/Jim Fingeroth
Kekst and Company
212-521-4800
For Sun Capital:
A. Richard Hurwitz
Sun Capital Partners, Inc.
561-394-0550
For Golden Gate:
Joelle Kenealey
Coltrin & Associates
650-373-2005
# # #